Exhibit 99.1

      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


George Strayton, Chief Executive Officer and Christina L. Maier, Vice President and Controller of Provident Bancorp, Inc. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the quarterly report on Form 10-Q/A for the quarter ended December 31, 2002 and that to the best of his or her knowledge:

     (1) the report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.


                                       /s/ George Strayton
                                       ----------------------------
Date:    March 17, 2003                 George Strayton
                                        Chief Executive Officer

                                        /s/ Christina L. Maier
                                        ----------------------------
Date:    March 17, 2003                 Christina L. Maier
                                        Vice President and Controller
                                        (Principal Financial and Accounting
                                         Officer)